Exhibit 23.1

EXHIBIT 15

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
CELL-NIQUE CORPORATION.

We hereby consent to the use in the Registration Statement of Form S-1 of our report dated August 14, 2009 relating to the unaudited interim financial statements of Cell-nique Corporation.  We also consent to the reference to our firm under the caption “Experts” in the Prospectus.

/s/ Randy Gruber, CPA, CVA
Gruber & Company, LLC
Lake Saint Louis, Missouri
August 14, 2009